Exhibit 32



                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Playboy Enterprises, Inc. (the "Company") for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christie Hefner, as Chief Executive Officer of the Company, and Linda G. Havard, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Christie Hefner
-----------------------------------
Name:    Christie Hefner
Title:   Chief Executive Officer
Date:    November 8, 2007


/s/ Linda Havard
-----------------------------------
Name:    Linda G. Havard
Title:   Chief Financial Officer
Date:    November 8, 2007


This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by ss. 906 has been provided to Playboy Enterprises, Inc. and will be retained by Playboy Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.